1 POWER OF ATTORNEY For Executing Forms 3, 4, 5 and 144 Know all by these presents, that the undersigned hereby constitutes and appoints each of Thomas A. Dare, Winston G. Collier, Victoria Pool, Craig R. Smiddy, and Frank J. Sodaro, signing singly, his/her true and lawful attorney-in-fact to: (1) execute for and on behalf of the undersigned Forms 3, 4, 5, and 144, and any amendment to those forms, in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder or Rule 144 under the Securities Act of 1933; (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4, 5, or 144, or any amendment thereto, and the timely filing of such form with the United States Securities and Exchange Commission (the USEC") and any other authority, including completing, executing, and submitting to the SEC a Form ID and any amendments thereto; and (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or Rule 144 under the Securities Act of 1933. This Power of Attorney shall remain in effect until the undersigned notifies you in writing of its termination or it is superseded by a new power of attorney regarding the purposes outlined herein dated as of a later date; provided that, in the event any attorney in-fact listed herein ceases to be an employee of Old Republic International Corporation, this Power of Attorney shall cease to have effect in relation to such attorney-in-fact upon such cessation but shall continue to be in full force and effect in relation to any remaining attorney-in-fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1st day of January, 2025. Power of Attorney-Forms 3, 4, 5, & 144